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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 23, 2008, accompanying the financial statements of Colorado Insured Municipals Income Trust, Series 103, Florida Insured Municipals Income Trust, Series 169 and New Jersey Insured Municipals Income Trust, Series 160 (included in Van Kampen Unit Trusts, Municipal Series 609) as of May 31, 2008, and for the period from June 7, 2006 (date of deposit) through May 31, 2007 and for the year ended and the financial highlights for the period from June 7, 2006 (date of deposit) through May 31, 2007 and for the year ended May 31, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-131447) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
September 23, 2008